As filed with the Securities and Exchange Commission on January 16, 2017

Registration No. 333-183953

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-183953

UNDER

THE SECURITIES ACT OF 1933

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4412642
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5875 N. Sam Houston Parkway W.

Houston, Texas 77086

(281) 591-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dianne B. Ralston

Vice President and Secretary

FMC Technologies, Inc.

5875 N. Sam Houston Parkway W.

Houston, Texas 77086

(281) 591-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the following Registration Statement on Form S-3 (the “Registration Statement”) filed by FMC Technologies, Inc., a Delaware corporation (“FMCTI”), with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-3 (No. 333-183953), filed with the SEC on September 18, 2012, which registered the offering of an indeterminate amount of Debt Securities.

On January 16, 2017, pursuant to the Business Combination Agreement, dated as of June 14, 2016, as amended, by and among FMCTI, Technip S.A. (“Technip”), TechnipFMC plc (f/k/a FMC Technologies SIS Limited) (“TechnipFMC”), TechnipFMC US Merger Sub LLC (“Merger Sub”) and the other parties thereto, (a) Technip merged with and into TechnipFMC, with TechnipFMC continuing as the surviving company (the “Technip Merger”) and (b) immediately following the consummation of the Technip Merger, Merger Sub merged with and into FMCTI, with FMCTI continuing as the surviving company and as a wholly owned subsidiary of TechnipFMC (together with the Technip Merger, the “Mergers”).

In connection with the Mergers, FMCTI is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with the undertakings made by FMCTI in the Registration Statement, FMCTI hereby removes from registration the securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, FMC Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on January 16, 2017.

FMC TECHNOLOGIES, INC.

By:	/s/ Maryann T. Mannen
	Name:	Maryann T. Mannen
	Title:	Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.